                               EARTHLINK NETWORK, INC.
                    KEY EMPLOYEE COMPENSATION CONTINUATION PLAN
                              SUMMARY PLAN DESCRIPTION

                                     ARTICLE 1

                             ESTABLISHMENT OF THE PLAN
                             -------------------------

     1.1 EarthLink Network, Inc. (the "Company") hereby establishes the EarthLink Network, Inc. Key Employee Compensation Continuation Plan (the "Plan") effective as of January 16, 1998. The purpose of the Plan is to provide severance pay to key employees in the event that the Company terminates the employment of such employees under certain limited circumstances as described herein.

     1.2 The Company intends for this Plan to constitute an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a severance pay plan within the meaning of Department of Labor (DOL) Regulation Section 2510.3-2(b).

                                     ARTICLE 2

                                    DEFINITIONS
                                    -----------

     2.1  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.2 "CHANGE OF CONTROL" means (i) a sale or exchange of all or substantially all the assets of the Company, (ii) the liquidation or dissolution of the Company or (iii) any merger, consolidation, reorganization or other transaction or event that results in a Change of Ownership in the Company (as defined in the following sentence). For purposes of this Plan, a "Change of Ownership" means (i) the acquisition by any individual, entity or group (hereinafter referred to as a "person") of beneficial ownership of or the right to vote 25 percent or more of the then outstanding stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Ownership: (a) any acquisition of stock directly from the Company (excluding any acquisition by a conversion privilege), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) that the Company sponsors or maintains or (d) any acquisition that occurred before the effective date of the Plan, (ii) individuals who constitute the Board of Directors of the Company as of the effective date of the Plan cease for any reason to constitute at least a majority of the Board of Directors of the Company or its successor; provided, however, that any individual becoming a director after the effective date of this Plan, whose election or nomination for election by the Company's shareholders was approved by a vote of at least the majority of the directors comprising the Board of Directors of the Company as of the effective date of the Plan will be considered as though such individual was a member of the Board of Directors as of the effective date of the Plan, and (iii) any reorganization, merger, consolidation or similar event, unless the persons who had beneficial ownership of and the right to vote all of the outstanding shares of stock of the Company before such event beneficially own and have the right to vote the outstanding shares of stock of the Company resulting from such event in substantially the same proportion as before such event.

     2.3 "COMPANY" means EarthLink Network, Inc. or any of its subsidiaries or affiliates that adopt the Plan, except that the Company in the context of the Plan Administrator, the Board of Directors and a Change of Control shall only mean EarthLink Network, Inc.

     2.4 "DISABILITY" means the permanent and total disability of the Participant such that he is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or

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mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Participant will not be considered to be permanently and totally disabled unless he furnishes proof of the existence of such disability in such form and manner and based on competent medical advice, and at such times, as the Plan Administrator may reasonably require.

     2.5 "EMPLOYEE" means any person whom the Company employs for purposes of the Federal Insurance Contributions Act.

     2.6 "FOR CAUSE" means the involuntary termination of employment of the Participant because of (i) the willful and continued failure by the Participant to perform his duties at the Company, (ii) misconduct by the Participant that is injurious to the Company, financially or otherwise, (iii) commission by the Participant of an act of fraud or dishonesty relating to and adversely affecting the Company, (iv) conviction of the Participant of a felony in connection with his employment with the Company, or (v) the habitual failure of the Participant, after written notice specifying such failure and a reasonable opportunity to cure such failure having passed, to perform his employment duties at the Company in a satisfactory manner.

     2.7 "FOR GOOD REASON" means the voluntary termination of employment by the Participant because and within 90 days of (i) a substantial diminution in the then-current duties, benefits and responsibilities of the Participant at the Company, (ii) a substantial diminution in the then-current base salary or usual bonuses of the Participant, (iii) requiring the Participant to be based anywhere other than thirty miles of Participant's then-current location, (iv) the failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Participant is participating, unless such benefit or compensation plan, life insurance plan, health and accident plan, disability or similar plan is replaced with a comparable plan in which Participant will participate or which will provide Participant with comparable benefits, (v) the failure of the Company to provide the Participant with the number of paid vacation days to which Participant is normally entitled in accordance with the normal vacation policy of the Company, or (vi) any action by the Company that adversely effects in a material way the Participant's participation in or materially reduces Participant's benefits under any of such benefit as compensation plans.

     2.8 "PARTICIPANT" means any Employee selected for participation in the Plan.

     2.9 "PLAN ADMINISTRATOR" means the Compensation Committee of the Board of Directors.

     2.10 "WITHOUT CAUSE" means the involuntary termination of employment of the Participant due to lack of work at the Company or any other reason that the Board of Directors determines is in the best interest of the Company other than For Cause or a Disability.

                                     ARTICLE 3

                         ELIGIBILITY FOR PLAN PARTICIPATION
                         ----------------------------------

     Each Employee of the Company shall become a Participant in the Plan as of the date the Plan Administrator selects the Employee for participation. Except as set forth in Article 8 of the Plan, the Plan Administrator in its sole and unfettered discretion can terminate the participation in the Plan of any Employee at any time. The Plan Administrator hereby selects the Employees listed on EXHIBIT A for participation in the Plan immediately as of the date of its adoption.

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                                     ARTICLE 4

                         CONDITIONS FOR PAYMENT OF BENEFITS
                         ----------------------------------

     4.1 A Participant shall be entitled to severance pay under the Plan only if the Company terminates his employment Without Cause or the Participant voluntarily terminates his employment For Good Reason. A Participant shall not be entitled to severance pay under the Plan if he (i) resigns other than For Good Reason, (ii) is terminated For Cause, (iii) dies or (iv) voluntarily or involuntarily terminates employment as a result of a Disability.

                                     ARTICLE 5

                            SALARY CONTINUATION BENEFITS
                            ----------------------------

     5.1 The amount of severance pay to which a Participant will be entitled will equal (i) 50 percent of the Participant's then-current base salary at the Company, (ii) 50 percent of the amount of any commissions the Company paid to the Participant in the 12-month period ending on the termination of Participant's employment, (iii) 50 percent of the amount of any bonuses the Company paid to the Participant in the 12-month period ending as of the date of the termination of the Participant's employment, (iv) 50 percent of the value of any perquisites to which the Participant was entitled from the Company in the 12-month period ending as of the termination of the Participant's employment, including but not limited to the value of any living allowances, personal travel allowances, auto lease/rental payments and similar amounts, (v) an amount equal to the premiums needed for six months of COBRA coverage for the Participant, the Participant's spouse and the dependents of the Participant if they elect COBRA coverage, and (vi) an amount equal to the premiums needed for the six months following the termination of Participant's employment to purchase life insurance and disability insurance comparable to the amount of such insurance that the Participant had at termination of employment.

     5.2 Except as set forth in Section 5.3, the aggregate severance payments described in Section 5.1 above shall be made to the Participant in one lump sum payment within 30 days of Participant's termination of employment with the Company.

     5.3 Severance payments will be made only after the Participant executes a release and waiver containing such terms and conditions as the Plan Administrator may reasonably require.

                                     ARTICLE 6

                                CLAIMS FOR BENEFITS
                                -------------------

     6.1 In the event that a Participant desires to make a claim with respect to any of the benefits provided hereunder, the Participant shall submit evidence satisfactory to the officer of the Company that the Plan Administrator designates to receive claims. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within 30 days of the event that the Participant is asserting constitutes a termination of employment. Failure by the Participant to submit his claim within the 30-day period shall bar the Participant from any claim for benefits under the Plan as a result of the occurrence of that event.

     6.2 In the event that a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Board of Directors or to any committee that the Board of Directors designates at any time within 90 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Board of

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Directors or such designated committee shall make a decision with respect to the appeal and, not later than 60 days after receipt of a request for review, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of this Plan upon which the decision is based.

     6.3 No benefit that shall be payable under the Plan to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Participant, nor shall it be subject to attachment or legal process.

     6.4 The Plan shall not give any Employee or Participant any right or claim except to the extent that the right is fixed specifically under the Plan. The establishment of the Plan shall not be construed to give any Employee or Participant a right to be continued in the employ of the Company or as interfering with the right of the Company to terminate the employment of any Employee or Participant at any time.

                                     ARTICLE 7

                      ADMINISTRATION AND FINANCING OF THE PLAN
                      ----------------------------------------

     7.1  The Plan Administrator shall interpret and administer the Plan.
The Plan Administrator shall establish rules for the administration of the Plan. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in its administration, interpretation and application, including those concerning eligibility for benefits. All determinations of the Plan Administrator shall be final and binding on all Employees and Participants. The Plan Administrator may appoint a committee or an agent or other representative to act on its behalf, and may delegate to such committee or agent or representative any of the powers of the Plan Administrator. Any action that such committee or agent or representative takes shall be considered to be the action of the Plan Administrator, when the committee or agent or representative is acting within the scope of the authority that the Plan Administrator delegates it, and the Plan Administrator shall be responsible for all such actions.

     7.2 The Company that employs the Participant on his last day of employment will fund the Plan by payments made from its general assets.

                                     ARTICLE 8

                             AMENDMENT AND TERMINATION
                             -------------------------

     The Board of Directors in accordance with applicable corporate law reserves the right at any time to amend or terminate the Plan, except that, after a Change of Control has occurred, the Plan Administrator may not terminate the participation in the Plan of any Participant who is in the Plan as of the Change of Control and the Board of Directors may not amend or terminate the Plan until all Participants in the Plan as of the Change of Control terminate employment.

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                                     ARTICLE 9

                              MISCELLANEOUS PROVISIONS
                              ------------------------

     9.1 The failure of the Plan Administrator to enforce any of the provisions of the Plan shall in no way be construed to be a waiver of these provisions, nor in any way to affect the validity of the Plan or any part thereof, or the right of the Plan Administrator thereafter to enforce every provision.

     9.2 The benefits provided under this Plan are in addition to and not in lieu of any other similar benefits that the Company may specify from time to time in any employee handbook or in any other agreement between the Company and the Participant. Additionally, the benefits that this Plan provides shall not be reduced or offset by any other payments or benefits that the Participant may receive from any other third party or other employer after the termination of the Participant's employment with the Company.

     9.3 Article headings are for convenience only and the language of the Plan itself will be controlling.

     9.4 This Plan shall be unfunded. Any liability of the Company under the Plan shall be based solely on contractual obligations, if any, that are created hereunder. No such liability of the Company shall be deemed to be secured by any property of the Company.

     9.5 Whenever any benefits become payable under the Plan, the Company shall have the right to withhold such amounts as are sufficient to satisfy any federal, state or local withholding tax requirements.

     9.6 The Plan shall be construed and administered under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on January 16, 1998.

                                 EARTHLINK NETWORK, INC.

                                 By: /s/  Charles G. Betty
                                    ------------------------------------

                                 Title: President and CEO
                                       ---------------------------------

                               EARTHLINK NETWORK, INC.
                    KEY EMPLOYEE COMPENSATION CONTINUATION PLAN
                              SUMMARY PLAN DESCRIPTION


NAME OF PLAN:

EarthLink Network, Inc. Key Employee Compensation Continuation Plan

NAME, ADDRESS, AND TELEPHONE NUMBER OF SPONSOR AND PLAN ADMINISTRATOR:

EarthLink Network, Inc. ("Company")
3100 New York Drive
Pasadena, California  91107
(626) 296-2400

The Plan Sponsor appoints the Plan Administrator to administer the Plan.

EMPLOYER IDENTIFICATION NUMBER:

95-4481766

EFFECTIVE DATE:

January 16, 1997

PLAN YEAR:

Calendar year

FISCAL YEAR FOR MAINTAINING PLAN RECORDS:

Calendar Year

TYPE OF WELFARE PLAN:

The Plan is a severance pay plan that provides benefits to certain employees in the event of termination of their employment due to certain specified reasons.

TYPE OF ADMINISTRATION OF THE PLAN:

The Compensation Committee of the Company's Board of Directors is the Plan Administrator and administers the Plan as described in Article 7.

PROVISIONS FOR ELIGIBILITY REQUIREMENTS:

The Plan describes eligibility requirements in Article 3.


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DESCRIPTION OF PLAN BENEFITS:

The Plan describes conditions for payment of benefits in Article 4 and the amount of such benefits in Article 5.

SOURCES OF CONTRIBUTIONS TO THE PLAN AND FUNDING MEDIUM:

The general assets of the Company that employs the Participant shall fund the severance pay from the Plan.

PROCEDURES FOR PRESENTING CLAIMS AND REDRESS OF DENIED CLAIMS:

Article 6 provides detailed instructions for filing a claim and redress of a denied claim.

AGENT FOR SERVICE OF PROCESS:

EarthLink Network, Inc.
3100 New York Drive
Pasadena, California  91107
Attn.:  Ms. Kirsten L. Hansen

In addition to the agent listed above, service of process may be made upon the Plan Administrator itself.

                               YOUR RIGHTS UNDER ERISA

The following statement is required by law to be included in this Summary Plan Description:

As a Participant in the EarthLink Network, Inc. Severance Pay Plan (the "Plan") you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan Participants shall be entitled to:

     Examine, without charge, at the Plan Administrator's office and at other specified location, such as worksites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports.

     Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

     Receive a summary of the Plan's annual financial report.
     The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called fiduciaries, have a duty to do so prudently and in the interest of you and other Plan Participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way solely in order to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the U.S. Labor-Management Services Administration, Department of Labor.